Exhibit 10.1

ADDENDUM TO EMPLOYMENT AGREEMENT

This Addendum is made this 2nd day of July, 2008 by and between Peter Kies (“Employee”), Inovio Biomedical Corporation, a Delaware corporation (“Inovio”), and Genetronics, Inc., a California corporation (“Company”), and amends the Employment Agreement (“Employment Agreement,” a copy of which is attached hereto as Exhibit A to the Addendum) entered into and effective as of December 15, 2003 between Employee, Company, and Genetronics Biomedical Corporation, subsequently renamed as Inovio Biomedical Corporation, with reference to the following facts:

WHEREAS, the Employee is considered by the Board of Directors of the Company to be of value to the Company and to have skills and abilities and an extensive background in and knowledge of the industry in which the Company is engaged; and

WHEREAS, the Company wishes to recognize the Employee for his past service and anticipated continued service to the Company by amending the terms of the Employment Agreement.

NOW, THEREFORE, it is agreed that Section 4.3.4.2(b) of the Employment Agreement shall hereby be amended to reads as follows:

“the amount of compensation payable under subsection 2.1 of this Agreement for the previous fiscal year multiplied by three-fourths (3/4);”

FURTHER, it is agreed that in the event that payment is made pursuant to Section 4.3.4 of the Employment Agreement, payment shall be made in equal monthly installments over a nine (9) month period;

FURTHER, it is agreed that the following shall be added as Section 4.3.4.2(d):

“Health care benefits shall continue for nine months from the date of termination.  The Company shall either continue Employee on the Company’s healthcare plan or otherwise secure healthcare benefits for Employee for the nine-month period.  No other benefits shall be continued.”

In all other aspects the Employment Agreement remains effective and enforceable as written.  Any conflict between this Addendum and the Employment Agreement shall be governed by this Addendum.

Executed this 2nd day of July, 2008 and effective thereon.

INOVIO BIOMEDICAL CORPORATION

Per:

/s/ Jim Heppell

Authorized Signatory

GENETRONICS, INC.

Per:

/s/ Jim Heppell

Authorized Signatory

/s/ Peter Kies

PETER KIES